UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
September 27, 2012

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 27, 2012, at 9:00 am, Daegis Inc. (the “Company” or “Daegis”) held its Annual Meeting for fiscal year 2012 at the Daegis Inc. headquarters office, 1420 Rocky Ridge Drive, Suite 380, Roseville, CA. The proposals are described in the proxy statement filed by the Company with the Securities and Exchange Commission on August 20, 2012. At the 2012 Annual Meeting, the holders of 13,390,894 shares of the Company’s common stock, on an as converted basis, which represents approximately 81.72 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of August 8, 2012, were represented in person or by proxy. The following proposals were adopted by the margins indicated:

PROPOSAL 1 – Election of Directors:

Board of Directors	For	Votes Withheld	Broker Non-Votes
Steven D. Whiteman	7,276,493	63,891	6,050,510
Timothy P. Bacci	7,244,131	96,253	6,050,510
Robert M. Bozeman	7,211,333	129,051	6,050,510
Richard M. Brooks	7,227,377	113,007	6,050,510
Tery R. Larrew	7,203,083	137,301	6,050,510
Todd E. Wille	7,227,317	113,067	6,050,510

PROPOSAL 2 – Ratification of the Company’s Independent Registered Public Accounting Firm:

The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. The voting results were 13,130,605 shares “FOR”, 260,226 shares “AGAINST”, and 63 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)